Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

To the Board of Directors and Stockholders of
Janel Corporation and Subsidiaries

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-222791, 333-253400, and 333-264121) of Janel Corporation of our report dated December 5, 2025 with respect to our audit of the consolidated financial statements of Janel Corporation and Subsidiaries appearing in this Annual Report on Form 10-K of Janel Corporation as of and for the years ended September 30, 2025 and 2024.

/s/Prager Metis CPAs, LLC

Basking Ridge, New Jersey
December 5, 2025